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                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Renaissance Golf Products, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-92586) of our report dated February 20, 1997 appearing in the Annual Report on Form 10-KSB of Renaissance Golf Products, Inc. for the year ended December 31, 1996.



                                                     CORBIN & WERTZ

Irvine, California
April 14, 1997